Exhibit 4.1

NUMBER WLP	SHARES

COMMON STOCK	COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK CITY, NY	$0.01 PAR VALUE PER SHARE CUSIP 94973V 10 7

THIS CERTIFIES THAT

SEE REVERSE

FOR CERTAIN

DEFINITIONS

SPECIMEN

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Well Point, Inc. (the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY	PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

EquiServe Trust Company, N.A.

BY	TRANSFER AGENT AND REGISTRAR
AUTHORIZED OFFICER